UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 19, 2023
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
__________

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number) WD 40 CO (Commission Company Name)	(I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”)
On June 19, 2023, the Board of Directors (“Board”) of WD-40 Company (“Company”), in accordance with the recommendation of the Compensation Committee, adopted a Clawback Policy. The Clawback Policy, which becomes effective October 2, 2023 and will be administered by the Compensation Committee, applies to current and former executive officers of the Company as defined in Rule 10D‑1(d) (each an “Officer” and, collectively, “Officers”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

In the event that the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), the Company shall recover erroneously awarded incentive-based compensation from its Officers. The recovery of such compensation applies regardless of (i) whether an Officer engaged in misconduct or otherwise caused or contributed to the requirement for a Restatement, and (ii) whether or when the Company files restated financial statements.

The foregoing description of the terms of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On June 19, 2023, in connection with the adoption of Rule 14a-19 (“Universal Proxy Rules”) under the Exchange Act by the Securities and Exchange Commission, certain recent changes to Delaware General Corporation Law (“DGCL”), and a periodic review of the Company’s bylaws, the Board approved the Company’s Amended and Restated Bylaws (“A&R Bylaws”), effective immediately. The A&R Bylaws, which were adopted in accordance with the recommendation of the Corporate Governance Committee, include updated requirements and procedures that:

▪    Modify the provisions governing notice of stockholder meetings, giving of proxies, and timing of access to the list of stockholders entitled to vote at stockholder meetings to reflect recent amendments to the DGCL;

▪    Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals at stockholder meetings (e.g., requiring additional disclosures from nominating or proposing stockholders, proposed director nominees and other persons associated with nominating or proposing stockholders) to help ensure that the Company can inform stockholders of the interests held by proposing or nominating stockholders; and

▪    Address other matters relating to the use of universal proxy cards and solicitations by stockholders pursuant to Universal Proxy Rules, e.g., providing that the Company may exclude nominations if a stockholder fails to satisfy applicable legal requirements, requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the applicable meeting, and reserving the use of a white proxy card for use only by the Company.

In addition, the A&R Bylaws include clarifications and updates to certain governance provisions reflecting evolutions in practice and to allow for more governance flexibility.

The foregoing summary of, and the description of the revisions to, the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is filed hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of WD-40 Company, adopted June 19, 2023.

10.1	Policy for Recovery of Erroneously Awarded Compensation of WD-40 Company, adopted June 19, 2023 and effective October 2, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: June 23, 2023	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Corporate Secretary